UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 14, 2019

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                  ☐

Item 8.01.    OTHER EVENTS.

On February 14, 2019, Taubman Centers, Inc. (the Company) issued a press release announcing agreements to sell 50 percent of its ownership interests in Starfield Hanam, CityOn.Xi’an, and CityOn.Zhengzhou to funds managed by The Blackstone Group L.P. (Blackstone). Upon closing, the Company will retain a 17.15 percent, 25 percent, and 24.5 percent ownership interest in Starfield Hanam, CityOn.Xi'an, and CityOn.Zhengzhou, respectively. The interests to be sold are valued at $480 million, with net cash proceeds expected to be about $315 million, after transaction costs.

The transactions have been approved by the Board of Directors of the Company. They are subject to customary closing conditions and are expected to close throughout 2019.

A copy of the press release is attached as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

99	Press Release, dated February 14, 2019, entitled “Taubman to Sell 50 Percent of its Interests in its Three Asia Shopping Centers to Blackstone”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2019	TAUBMAN CENTERS, INC.

	By:	/s/ Simon J. Leopold
Simon J. Leopold
Executive Vice President, Chief Financial Officer, and Treasurer